Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	December 31	December 31
Assets	2003	2002

Cash and cash equivalents	$70,913	$73,162
Investment securities available-for-sale, at fair value	55,123	37,926
Loans held for sale, at estimated fair value	2,648	17,800
Loans receivable, net of allowances for loan losses of $4,525 at December 31, 2003 and $4,657 at December 31, 2002	350,412	300,524
Accrued interest receivable	1,668	1,577
Office properties and equipment, net	18,431	18,108
Required investments in stock of the Federal Home Loan Bank and Federal Reserve Bank stock at cost	2,992	2,874
Foreclosed assets, net	-	203
Bank owned life insurance	8,308	7,921
Goodwill	1,772	1,772
Other assets	2,905	2,498

Total assets	515,172	464,365

Liabilities

Liabilities:
Deposits:
Non-interest-bearing	$72,443	$57,343
Interest-bearing	381,814	350,409

	454,257	407,752
Advances from Federal Home Loan Bank of Cincinnati	2,889	2,944
Accrued expenses and other liabilities	3,599	3,923

Total liabilities	460,745	414,619

Shareholders' Equity

Preferred Stock, no par value Authorized - 250,000 shares; none issued or outstanding at December 31, 2003 and December 31, 2002	-	-
Common Stock, no par value Authorized- 49,750,000 shares; issued and outstanding 6,834,873 and 6,830,679 at December 31, 2003, and December 31, 2002	10,175	9,138
Retained earnings	46,633	43,543
Unallocated ESOP shares	(2,373)	(3,057)
Accumulated other comprehensive income (loss), net of tax	(8)	122

Total Shareholders' equity	54,427	49,746

Total Liabilities and Shareholders' Equity	515,172	464,365

Cavalry Bancorp, Inc
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Year Ended
	December 31

	2003	2002

Interest and dividend income:

Loans	$20,267	$21,007
Investment securities	1,286	1,635
Other	383	615

Total interest and dividend income	21,936	23,257

Interest expense - deposits	5,518	7,145
Interest expense - borrowings	98	48

Total interest expense	5,616	7,193

Net interest income	16,320	16,064

Provision for loan losses	101	497

Net interest income after provision for loan losses	16,219	15,567

Non-interest income:

Servicing income	212	237
Gain on sale of loans, net	5,473	3,401
Gain on sale of office properties and equipment	-	46
Gain on sale of investment securities, net	11	4
Deposit servicing fees and charges	4,596	3,825
Trust service fees	988	1,086
Commissions and other non-banking fees	2,452	2,195
Other operating income	879	824

Total non-interest income	14,611	11,618

Non-interest expenses:
Salaries and employee benefits	15,214	12,695
Occupancy expense	1,304	1,179
Supplies, communications, and other office expenses	1,042	1,084
Advertising expense	501	495
Equipment and service bureau expense	2,989	2,682
Other operating expense	2,321	2,042

Total non-interest expense	23,371	20,177

Income before income tax expense	7,459	7,008
Income tax expense	2,965	2,891

Net income	$4,494	$4,117

Basic Earnings Per Share	$0.70	$0.64

Diluted Earnings Per Share	$0.67	$0.62

Weighted average shares outstanding - Basic	6,407,030	6,427,576

Weighted average shares outstanding - Diluted	6,661,840	6,591,559

Cavalry Bancorp, Inc.
Consolidated Financial
Highlights
(unaudited)
(dollars in thousands)

	December 31	December 31
	2003	2002	% Change

FINANCIAL CONDITION DATA:

Total assets	$515,172	464,365	10.94%
Loans receivable, net	350,412	300,524	16.60%
Loans held-for-sale	2,648	17,800	-85.12%
Investment securities available-for-sale	55,123	37,926	45.34%
Cash and cash equivalents	70,913	73,162	-3.07%
Deposits	454,257	407,752	11.41%
Borrowings	2,889	2,944	-1.87%
Shareholders' Equity	54,427	49,746	9.41%

	For the years ending
	December 31

	2003	2002	% Change

OPERATING DATA:

Interest and dividend income	$21,936	23,257	-5.68%
Interest expense	5,616	7,193	-21.92%

Net interest income	16,320	16,064	1.59%
Provision for loan losses	101	497	-79.68%

Net interest income after provision for loan losses	16,219	15,567	4.19%

Gains from sale of loans	5,473	3,401	60.92%
Other income	9,138	8,217	11.21%
Other expenses	23,371	20,177	15.83%

Income before income taxes	7,459	7,008	6.44%
Income tax expense	2,965	2,891	2.56%

Net income	$4,494	4,117	9.16%

	For the years ending
	December 31,

	2003	2002

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	0.96%	0.97%
Return on average shareholders' equity	8.60%	8.36%
Interest rate spread	3.67%	4.00%
Net interest margin	3.92%	4.28%
Average interest-earning assets to average interest-bearing liabilities	118.22%	114.94%
Non-interest expense as a percent of average total assets	5.00%	4.77%
Efficiency ratio	75.56%	72.89%

Asset Quality Ratios:
Nonaccrual and 90 days or more past due loans as a percent of total loans, net	0.24%	0.17%
Nonperforming assets as a percent of total assets	0.17%	0.16%
Allowance for loan losses as a percent of total loans receivable	1.28%	1.46%
Net charge-offs to average outstanding loans	0.07%	0.10%